UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2025

Magnachip Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34791	83-0406195
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Magnachip Semiconductor, Ltd.

15F, 76 Jikji-daero 436beon-gil, Heungdeok-gu

Cheongju-si, Chungcheongbuk-do, 28581, Republic of Korea

(Address of principal executive offices)

Not Applicable

(Zip Code)

+82 (2) 6903-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Explanatory Note

Magnachip Semiconductor Corporation (the “Company”) is filing an amendment to its Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 8, 2025 (the “Original Form 8-K”), to amend Item 2.05 to provide an estimate of the range of total charges expected to be incurred in connection with the Company’s previously announced liquidation of Magnachip Mixed-Signal, Ltd., the Company’s wholly owned subsidiary that operated the Company’s discontinued Display business (the “Liquidation”). This Amendment No. 1 to the Original Form 8-K is being filed by the Company solely to amend and supplement the Company’s disclosure under Item 2.05 of the Original Form 8-K. The remainder of the Original Form 8-K is unchanged.

Item 2.05	Costs Associated with Exit or Disposal Activities

After shutting down the Display business, the Company will provide limited support for remaining customer obligations including the sale of “end of life” (“EOL”) Display products, which will be conducted by Magnachip Semiconductor, Ltd. The Company will maintain a small team to continue to support customers with respect to EOL Display products. The sale of EOL Display products and the potential monetization of the intellectual property assets of the discontinued Display business are currently expected to generate cash inflow of approximately $15 million to $20 million over a period of approximately two years after completion of the Liquidation, depending upon the demand of customers and the outcome of the monetization efforts of the Display intellectual property assets.

The total estimated cash cost of the Liquidation is approximately $12 to $15 million, which is expected to be offset by the cash inflow that the Company will generate as described above. The one-time Liquidation cost is expected to consist of statutory severance and other employee-related costs, contract termination charges and other associated costs. Of this estimated total cash cost, approximately $4.5 million represents the net statutory severance, required by law, which has already been fully accrued in the Company’s consolidated financial statements. The Company expects to recognize substantially all of these charges, excluding the already fully-accrued net statutory severance of $4.5 million, in the quarter ending June 30, 2025.

Forward Looking Statements

This Form 8-K contains forward-looking statements within the meaning of applicable U.S. securities laws, including statements regarding the outcomes the Company expects from the Liquidation, including the expectations of cash proceeds from the sale of EOL Display products and the potential monetization of the intellectual property assets of the discontinued Display business and estimates of the cash costs and timing thereof. Forward-looking statements may be identified by words such as “seek”, “believe”, “plan”, “estimate”, “anticipate”, “expect”, “intend”, “continue”, “outlook”, “may”, “will”, “should”, “could”, “confident”, or “might”, and other similar expressions. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause results to differ materially from those expressed or implied by such forward-looking statements. Important factors that could materially affect these statements and our business and financial results generally include, but are not limited to, factors described in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K filed on March 14, 2025 with the SEC, as updated and supplemented from time to time by other filings with the SEC. The Company does not have any intent, and disclaims any obligation, to update the forward-looking information to reflect events that occur, circumstances that exist or changes in its expectations after the date of this Form 8-K, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2025	MAGNACHIP SEMICONDUCTOR CORPORATION

	By:	/s/ Theodore Kim
	Name:	Theodore Kim
	Title:	Chief Compliance Officer, General Counsel and Secretary